EQUITY LONG/SHORT OPPORTUNITIES FUND

FORM N-SAR

File No. 811-22611

Annual Period Ended September 30, 2015

EXHIBIT LIST

(a)	Exhibit 99.77Q1(a) Copies of any material amendments to the registrant’s charter or by-law.

Exhibit 99.77Q1(a)

AMENDED BY-LAWS

OF

EQUITY LONG/SHORT OPPORTUNITIES FUND

Dated as of November 12, 2015

TABLE OF CONTENTS

Page
ARTICLE I

Unitholder Meetings

1.1 Chairman	3
1.2 Proxies; Voting	3
1.3 Fixing Record Dates	3
1.4 Inspectors of Election	3
1.5 Records at Unitholder Meetings	4

ARTICLE II

Trustees

2.1 Annual and Regular Meetings	4
2.2 Chairman; Records	4

ARTICLE III

Officers

3.1 Officers of the Trust	4
3.2 Election and Tenure	4
3.3 Removal of Officers	5
3.4 Bonds and Surety	5
3.5 President and Vice Presidents	5
3.6 Secretary	5
3.7 Treasurer	5
3.8 Other Officers and Duties	6

ARTICLE IV

Miscellaneous

4.1 Depositories	6
4.2 Signatures	6
4.3 Seal	6
4.4 Forum for Adjudication of Disputes	6

ARTICLE V

Stock Transfers

5.1 Transfer Agents, Registrars and the Like	7

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5.2 Transfer of Units	8
5.3 Registered Unitholders	8

ARTICLE VI

Amendment of By-Laws

6.1 Amendment and Repeal of By-Laws	8

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EQUITY LONG/SHORT OPPORTUNITIES FUND

AMENDED BY-LAWS

These Amended By-Laws are made and adopted pursuant to Section 3.9 of the Agreement and Declaration of Trust establishing Equity Long/Short Opportunities Fund dated as of May 12, 2011, as from time to time amended (hereinafter called the “Declaration”) and Section 6.1 of these By-Laws. All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Declaration.

ARTICLE I

Unitholder Meetings

1.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Unitholders; in the Chairman’s absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

1.2 Proxies; Voting. Unitholders may vote either in person or by duly executed proxy and each full Unit represented at the meeting shall have one vote, all as provided in Article 10 of the Declaration.

1.3 Fixing Record Dates. For the purpose of determining the Unitholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration. If the Trustees do not prior to any meeting of Unitholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

1.4 Inspectors of Election. In advance of any meeting of Unitholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Unitholders may, and on the request of any Unitholder or Unitholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Unitholders or proxies, a majority of Units present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Unitholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Units outstanding, the Units represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Unitholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Unitholder or Unitholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

1.5 Records at Unitholder Meetings. At each meeting of the Unitholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Unitholders, the minutes of the last previous Annual or Special Meeting of Unitholders of the Trust and a list of the Unitholders of the Trust, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Unitholders shall contain the name and the address of each Unitholder in alphabetical order and the number of Units owned by such Unitholder. Unitholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to shareholders of a Delaware business corporation.

ARTICLE II

Trustees

2.1 Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

2.2 Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Trustees; in absence of a chairman, the Trustees present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed by the Board of Trustees as the meeting secretary.

ARTICLE III

Officers

3.1 Officers of the Trust. The officers of the Trust shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary. No other officer of the Trust need be a Trustee.

3.2 Election and Tenure. At the initial organization meeting, the Trustees shall elect the Chairman, if any, President, Secretary, Treasurer and such other officers as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trust. Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers at any time.

3.3 Removal of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

3.4 Bonds and Surety. Any officer may be required by the Trustees to be bonded for the faithful performance of such officer’s duties in such amount and with such sureties as the Trustees may determine.

3.5 President and Vice Presidents. The President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. Subject to direction of the Trustees, the President shall each have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

3.6 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Unitholders, Trustees and the Executive Committee, if any. The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) shall affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a Delaware business corporation executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

3.7 Treasurer. Except as otherwise directed by the Trustees, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order. The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President. The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Treasurer shall be the principal accounting officer of the Trust and shall also be the principal financial officer of the Trust. The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Trust on behalf of such series.

3.8 Other Officers and Duties. The Trustees may elect such other officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Trust. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.

ARTICLE IV

Miscellaneous

4.1 Depositories. In accordance with Section 7.1 of the Declaration, the funds of the Trust shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Trust by its properly authorized officers, agent or agents, as provided in the Declaration or By-laws or as the Trustees may from time to time by resolution provide.

4.3 Seal. The Trust is not required to have any seal, and the adoption or use of a seal shall be purely ornamental and be of no legal effect. The seal, if any, of the Trust may be affixed to any instrument, and the seal and its attestation may be lithographed, engraved or otherwise printed on any document with the same force and effect as if it had been imprinted and affixed manually in the same manner and with the same force and effect as if done by a Delaware business corporation. The presence or absence of a seal shall have no effect on the validity, enforceability or binding nature of any document or instrument that is otherwise duly authorized, executed and delivered.

4.4 Forum for Adjudication of Disputes. Unless the Trust consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Trust, (ii) any action asserting a claim of breach of a fiduciary duty owed by any trustee, officer or other employee of the Trust to the Trust or the Trust’s Unitholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware Statutory Trust Statute or the Declaration or these By-Laws, (iv) any action to interpret, apply, enforce or determine the validity of the Declaration or these By-Laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware (each, a “Covered Action”). Any person purchasing or otherwise acquiring or holding any interest in shares of beneficial interest of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 4.4, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 4.4.

If any Covered Action is filed in a court other than the Court of Chancery of the State of Delaware or the Superior Court of the State of Delaware (a “Foreign Action”) in the name of any Unitholder, such Unitholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware and the Superior Court of the State of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Section 4.4 (an “Enforcement Action”) and (ii) having service of process made upon such Unitholder in any such Enforcement Action by service upon such Unitholder’s counsel in the Foreign Action as agent for such Unitholder. Furthermore, except to the extent prohibited by any provision of the Delaware Statutory Trust Statute or the Declaration, if any Unitholder shall initiate or assert a Foreign Action without the written consent of the Trust, then each such Unitholder shall be obligated jointly and severally to reimburse the Trust and any trustee, officer or other employee of the Trust made a party to such proceeding for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with any successful motion to dismiss, stay or transfer such Foreign Action based upon non-compliance with this Section 4.4.

If any provision or provisions of this Section 4.4 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 4.4 (including, without limitation, each portion of any sentence of this Section 4.4 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.

ARTICLE V

Stock Transfers

5.1 Transfer Agents, Registrars and the Like. As provided in Section 6.7 of the Declaration, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Units of the Trust as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

5.2 Transfer of Units. Upon the consent of the Trustees, the Units of the Trust shall be transferable on the books of the Trust only upon delivery to the Trustees or a transfer agent of the Trust of proper documentation as provided in Section 6.8 of the Declaration. The Trust, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

5.3 Registered Unitholders. The Trust may deem and treat the holder of record of any Units as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

ARTICLE VI

Amendment of By-Laws

6.1 Amendment and Repeal of By-Laws. In accordance with Section 3.9 of the Declaration, the Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.

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